November 1 2011

SECURITIES  EXCHANGE COMMISSION
450 Fifth Street NW
Washington DC 20549

Attn. Document Control

RE	Global Depositary Receipts representing one
twentieth (1  20) of one deposited Share OSX Brasil
S.A.
(Form F6 Registration No.  333 170815)

Ladies and Gentlemen

Pursuant to Rule 424(b)(3) under the Securities Act of 1933 as amended on behalf of The Bank of New
York Mellon as Depositary for securities against which Global Depositary Receipts are to be issued we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio for the OSX Brasil SA
Global Depositary Receipts program.

As required by Rule 424(e) the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b) (3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F6 Registration Statement the Prospectus consists of the GDR certificate with the revised ratio for the GDR program.

The Prospectus has been revised to reflect the new ratio and has been overstamped with

Effective November 1 2011 the ratio will be changed to one (1) Global Depositary Share represents one (1) deposited Share.

Please contact me with any questions or comments at 212 8154831.

Perry Palma Gil
Vice President
The Bank of New York Mellon  DR Division

Encl.
CC Paul Dudek Esq. (Office of International
Corporate Finance)


101 Barclay Street, 22nd Floor West, New York, NY 10286